Exhibit 99

CBS CORPORATION ANNOUNCES SECOND QUARTER 2006 RESULTS

CBS Corporation (NYSE: CBS.A and CBS) announced on August 3, 2006 results for the second quarter ended June 30, 2006.

Revenues of $3.48 billion decreased 1% from $3.51 billion for the same quarter last year, as growth at Outdoor and Publishing was primarily offset by a decline at Radio.  Operating income before depreciation and amortization (“OIBDA”) decreased 6% to $858.9 million and operating income decreased 7% to $750.3 million from the same prior-year period.  These declines were partially due to the impact of stock-based compensation expenses ($18.2 million for the second quarter of 2006 versus $5.0 million for the same quarter in 2005).  Results in 2006 also included $24.0 million of expenses relating to the shutdown of UPN.

Net earnings from continuing operations increased to $489.8 million from $380.1 million, with diluted EPS up 36% to $.64, compared with $.47 for the same prior-year period.   Net earnings from continuing operations reflected a tax benefit of $129.0 million, or $.17 per diluted share.  Net earnings from discontinued operations of $291.9 million, or $.38 per diluted share, decreased from $373.7 million, or $.46 per diluted share, for the same prior-year period.  Net earnings from discontinued operations during the second quarter of 2006 principally reflected the gain on sale of the Paramount Parks division to Cedar Fair, L.P. for $1.24 billion in cash.  Net earnings from discontinued operations during the second quarter of 2005 reflected the operating results of Paramount Parks as well as the new Viacom Inc. prior to its separation from the Company.  Net earnings were $781.7 million, or $1.02 per diluted share, compared with $753.8 million, or $.94 per diluted share for the second quarter of 2005.

Second quarter free cash flow reached $546.2 million, a 2% increase from $537.5 million for the same prior-year period.   Free cash flow reflects the Company’s net cash flow from operating activities of $689.7 million less capital expenditures of $66.9 million and operating cash flow from discontinued operations of $76.6 million.

For the six months ended June 30, 2006, revenues of $7.1 billion increased 2% from the same prior-year period, as growth at Television, Outdoor and Publishing was partially offset by a decline at Radio.  OIBDA of $1.5 billion and operating income of $1.3 billion both decreased 4% compared to the first half of 2005.

Results for the first half of 2006 reflected the impact of stock-based compensation expenses of $30.8 million (versus $8.2 million for the six months ended June 30, 2005) and $24.0 million of expenses related to the UPN shutdown.

For the first half of 2006, net earnings from continuing operations increased to $724.3 million from $614.5 million, with diluted EPS up 24% to $.94, compared with $.76 for the same prior-year period, reflecting a tax benefit of $129.0 million, as well as lower shares outstanding in 2006.   Net earnings from discontinued operations of $284.3 million, or $.37 per diluted share, decreased from $724.3 million, or $.89 per diluted share, for the same prior-year period.  Net earnings from discontinued operations during the first six months of 2006 principally reflected the gain on sale of Paramount Parks.  Net earnings from discontinued operations during the first half of 2005 reflected the operating results of Paramount Parks as well as the new Viacom Inc. prior to its separation from the Company.  Net earnings were $1.0 billion, or $1.31 per diluted share, versus $1.3 billion, or $1.65 per diluted share for the first half of 2005.  For the six months ended June 30, 2006, free cash flow was $1.2 billion, up 7% from $1.1 billion for the same prior-year period.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income for the three and six months ended June 30, 2006 and 2005 (dollars in millions).  Reconciliations of all non-GAAP and adjusted measures to reported results have been included at the end of this document.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
Revenues	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$2,259.8	$2,284.2	(1)%	$4,775.5	$4,679.3	2%
Radio	519.1	566.5	(8)	953.6	1,029.3	(7)
Outdoor	534.4	499.3	7	986.6	928.4	6
Publishing	176.0	174.7	1	357.1	333.4	7
Eliminations	(6.2)	(11.4)	46	(14.3)	(18.2)	21
Total Revenues	$3,483.1	$3,513.3	(1)%	$7,058.5	$6,952.2	2%

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
OIBDA	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$535.4	$547.5	(2)%	$959.1	$959.5	—%
Radio	227.9	280.5	(19)	398.5	477.7	(17)
Outdoor	160.0	134.9	19	259.1	204.2	27
Publishing	10.6	9.9	7	16.4	13.2	24
Corporate expenses	(39.7)	(26.8)	(48)	(67.4)	(45.7)	(47)
Residual costs	(35.3)	(29.6)	(19)	(70.6)	(59.3)	(19)
Total OIBDA	$858.9	$916.4	(6)%	$1,495.1	$1,549.6	(4)%

	Three Months Ended June 30,		Better/	Six Months Ended June 30		Better/
Operating Income	2006	2005	(Worse)%	2006	2005	(Worse)%
Television	$491.9	$505.5	(3)%	$874.7	$875.7	—%
Radio	219.6	272.9	(20)	382.2	462.4	(17)
Outdoor	107.9	81.7	32	152.4	98.2	55
Publishing	8.2	7.8	5	11.9	8.8	35
Corporate expenses	(42.0)	(29.4)	(43)	(72.1)	(51.0)	(41)
Residual costs	(35.3)	(29.6)	(19)	(70.6)	(59.3)	(19)
Total Operating Income	$750.3	$808.9	(7)%	$1,278.5	$1,334.8	(4)%

Television (CBS and UPN Television Networks and Stations; Television Production and Syndication, Showtime Networks and CSTV Networks, Inc.)

For the quarter, Television revenues decreased 1% to $2.3 billion, primarily reflecting lower home entertainment revenues due to the switch from self-distribution in 2005 to third-party distribution in 2006.  Television affiliate fees rose 11% due to the inclusion of CSTV since its acquisition in January 2006 and rate increases and subscriber growth at Showtime. Television license revenues increased 5%, principally reflecting higher revenues from the domestic syndication of Without A Trace and higher international syndication, partially offset by the absence of license fees from the prior-year second-cycle cable renewal of Everybody Loves Raymond.  Television advertising revenues remained relatively flat versus the prior year.  Television OIBDA decreased 2% to $535.4 million and operating income decreased 3% to $491.9 million principally reflecting $24.0 million in costs related to the shutdown of UPN and higher stock-based compensation in 2006, partially offset by lower programming expenses.  Included in total Television expenses is stock-based compensation of $8.5 million in the second quarter of 2006 versus $2.1 million for the comparable prior-year period.  UPN plans to cease broadcasting its network schedule at the conclusion of the 2005/2006 broadcast season in September 2006.  The CW, a 50/50% joint venture with Warner Brothers Entertainment, will begin broadcasting in late September 2006, and has been accounted for as an equity investment starting in the second quarter of 2006.

Radio (CBS Radio)

For the quarter, Radio revenues decreased 8% to $519.1 million from $566.5 million, reflecting weakness in the radio advertising market, coupled with the impact of programming changes at 27 owned radio stations.  OIBDA decreased 19% to $227.9 million and operating income decreased 20% to $219.6 million.  The decrease in OIBDA and operating income was driven by the revenue decline and the absence of a $15 million gain recognized during the second quarter of 2005 on the sale of one of the Company’s stations.  Radio results included stock-based compensation of $3.4 million and $.6 million for the second quarter of 2006 and 2005, respectively.  Subsequent to the end of the second quarter, the Company eliminated more than 100 staff positions at CBS Radio to reduce the division’s cost structure.

Outdoor (CBS Outdoor)

For the quarter, Outdoor revenues increased 7% to $534.4 million from $499.3 million primarily reflecting a strong 9% increase in revenues from North American properties and a 2% increase in European properties.  North American properties delivered 7% growth in U.S. revenues, 17% growth in Canada and 15% growth in Mexico.  OIBDA increased 19% to $160.0 million and operating income increased 32% to $107.9 million from $81.7 million reflecting the higher revenues noted above, partially offset by moderate cost increases.  Outdoor results included stock-based compensation of $.9 million and $.2 million for the second quarter of 2006 and 2005, respectively.

Publishing (Simon & Schuster)

For the quarter, Publishing revenues increased 1% to $176.0 million from $174.7 million, OIBDA increased 7% to $10.6 million from $9.9 million, and operating income increased 5% to $8.2 million from $7.8 million, principally due to higher distribution fees.  Top-selling titles in the second quarter of 2006 included Chill Factor by Sandra Brown and Looking for Peyton Place by Barbara Delinsky.  Publishing results included stock-based compensation of $.5 million and $.2 million for the second quarter of 2006 and 2005, respectively.

Corporate Expenses

Corporate expenses, excluding depreciation expense, increased to $39.7 million from $26.8 million primarily due to higher stock-based compensation in 2006 and higher costs associated with operating as a stand-alone entity beginning in 2006.  Corporate expenses included stock-based compensation of $4.9 million and $1.9 million for the second quarter of 2006 and 2005, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefit costs for benefit plans retained by the Company for previously divested businesses.  For the quarter, residual costs increased to $35.3 million from $29.6 million in the same prior-year period.  This increase was due primarily to the recognition of higher actuarial losses which resulted from a change in the mortality rate assumption and lower than expected performance of plan assets in 2005.

Provision for Income Taxes

For the second quarter of 2006, the Company’s effective income tax rate decreased to 19.3% from 39.1% in the second quarter of 2005 principally due to tax benefits resulting from the settlement of certain income tax audits.  Excluding this tax benefit, the effective income tax rate was 40.4% for the second quarter of 2006.

Discontinued Operations

Net earnings from discontinued operations for the three and six months ended June 30, 2006 and 2005 included the results of Paramount Parks, the sale of which was completed on June 30, 2006.  For 2005, the results of the new Viacom Inc. were also included.

Other Matters

On May 25, 2006, the Company’s Board of Directors declared a quarterly cash dividend of $.18 per share to stockholders of record at the close of business on June 5, 2006, and approximately $139 million was paid to these stockholders on July 1, 2006.

On June 1, 2006, the Company completed its Voluntary Exchange Offer (the “VEO”), which gave eligible employees the opportunity to exchange stock options for restricted shares or restricted share units (“RSUs”) of Class B Common Stock of the Company.  As a result of the VEO, options to purchase 63.7 million shares of CBS Corporation Class B Common Stock, with an average strike price of $34.05, were exchanged for 7.1 million restricted shares and .1 million RSUs.

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and UPN), cable television (Showtime and CSTV Networks), local television (CBS Television Stations), television production and syndication (CBS Paramount Television and King World), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), digital media (CBS Digital Media Group and CSTV Networks) and consumer products (CBS Consumer Products). In Fall 2006, UPN will cease operations and The CW, a new fifth broadcast television network, will launch as a joint venture between CBS Corporation and Warner Bros. Entertainment. For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This information contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; whether the Company will achieve results anticipated by the separation; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s Form 10-K for the period ended December  31, 2005.  The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

 (Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenues	$3,483.1	$3,513.3	$7,058.5	$6,952.2

Operating income	750.3	808.9	1,278.5	1,334.8

Interest expense	(140.8)	(175.7)	(285.1)	(350.9)
Interest income	18.5	3.2	31.1	6.2
Loss on early extinguishment of debt	(2.0)	—	(6.0)	—
Other items, net	(15.2)	(17.4)	(18.1)	21.6
Earnings before income taxes	610.8	619.0	1,000.4	1,011.7

Provision for income taxes	(118.0)	(242.3)	(279.2)	(405.7)
Equity in earnings (loss) of affiliated companies, net of tax	(3.0)	3.5	3.0	8.7
Minority interest, net of tax	—	(.1)	.1	(.2)
Net earnings from continuing operations	489.8	380.1	724.3	614.5

Net earnings from discontinued operations	291.9	373.7	284.3	724.3
Net earnings	$781.7	$753.8	$1,008.6	$1,338.8

Basic earnings per common share:
Net earnings from continuing operations	$.64	$.48	$.95	$.76
Net earnings from discontinued operations	$.38	$.47	$.37	$.90
Net earnings	$1.02	$.94	$1.32	$1.66

Diluted earnings per common share:
Net earnings from continuing operations	$.64	$.47	$.94	$.76
Net earnings from discontinued operations	$.38	$.46	$.37	$.89
Net earnings	$1.02	$.94	$1.31	$1.65

Weighted average number of common shares outstanding:
Basic	764.6	800.1	763.7	806.3
Diluted	769.6	804.5	768.2	811.1

Dividends per common share	$.18	$.14	$.34	$.28

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At June 30, 2006	At December 31, 2005

Assets
Cash and cash equivalents	$3,061.8	$1,655.3
Receivables, net	2,451.9	2,726.1
Programming and other inventory	743.8	970.0
Prepaid expenses and other current assets	1,252.6	1,444.1
Total current assets	7,510.1	6,795.5
Property and equipment	4,125.5	4,016.9
Less accumulated depreciation and amortization	1,421.3	1,280.5
Net property and equipment	2,704.2	2,736.4
Programming and other inventory	1,676.4	1,884.4
Goodwill	18,983.0	18,629.8
Intangible assets	10,490.1	10,514.2
Other assets	1,705.7	2,469.3
Total Assets	$43,069.5	$43,029.6

Liabilities and Stockholders’ Equity
Accounts payable	$378.9	$588.6
Participants’ share, residuals and royalties payable	741.8	867.9
Program rights	878.5	862.4
Current portion of long-term debt	16.3	747.1
Accrued expenses and other current liabilities	2,250.8	2,312.6
Total current liabilities	4,266.3	5,378.6
Long-term debt	7,019.4	7,153.2
Other liabilities	8,670.9	8,759.1
Minority interest	1.8	1.7
Stockholders’ equity	23,111.1	21,737.0
Total Liabilities and Stockholders’ Equity	$43,069.5	$43,029.6

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Six Months Ended June 30,
	2006	2005

Operating activities:
Net earnings	$1,008.6	$1,338.8
Less: Net earnings from discontinued operations	284.3	724.3
Net earnings from continuing operations	724.3	614.5

Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	216.6	214.8
Stock-based compensation	30.8	8.2
Other, net	9.5	(6.0)
Change in assets and liabilities, net of effects of acquisitions	323.3	404.2
Net cash flow provided by operating activities attributable to discontinued operations	33.0	711.0
Net cash flow provided by operating activities	1,337.5	1,946.7
Investing activities:
Acquisitions, net of cash acquired and dispositions	(68.3)	(317.0)
Capital expenditures	(113.2)	(123.3)
Proceeds from dispositions	1,247.0	125.1
Proceeds from sale of investments	—	107.8
Other investing activities	77.3	(.4)
Net cash flow used for investing activities attributable to discontinued operations	(34.5)	(287.4)
Net cash flow provided by (used for) investing activities	1,108.3	(495.2)
Financing Activities:
Net borrowings (repayment) of debt, including capital leases	(842.0)	840.6
Dividends	(229.9)	(229.8)
Purchase of Company common stock	(5.7)	(2,408.5)
Proceeds from exercise of stock options	37.5	119.4
Other financing activities	.8	—
Net cash flow used for investing activities attributable to discontinued operations	—	(34.0)
Net cash flow used for financing activities	(1,039.3)	(1,712.3)
Net increase (decrease) in cash and cash equivalents	1,406.5	(260.8)
Cash and cash equivalents at beginning of period	1,655.3	928.2
Cash and cash equivalents at end of period	$3,061.8	$667.4

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income Before Depreciation and Amortization (“OIBDA”)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization for the three and six months ended June 30, 2006 and 2005.  The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statements of Operations: Net earnings from discontinued operations; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Total OIBDA to net earnings and OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued) (Unaudited; Dollars in millions)

	Three Months Ended June 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$535.4	$(43.5)	$491.9
Radio	227.9	(8.3)	219.6
Outdoor	160.0	(52.1)	107.9
Publishing	10.6	(2.4)	8.2
Corporate expenses	(39.7)	(2.3)	(42.0)
Residual costs	(35.3)	—	(35.3)
Total	$858.9	$(108.6)	$750.3

	Three Months Ended June 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$547.5	$(42.0)	$505.5
Radio	280.5	(7.6)	272.9
Outdoor	134.9	(53.2)	81.7
Publishing	9.9	(2.1)	7.8
Corporate expenses	(26.8)	(2.6)	(29.4)
Residual costs	(29.6)	—	(29.6)
Total	$916.4	$(107.5)	$808.9

	Three Months Ended June 30,
	2006	2005
Total operating income before depreciation & amortization	$858.9	$916.4
Depreciation and amortization	(108.6)	(107.5)
Operating income	750.3	808.9
Interest expense	(140.8)	(175.7)
Interest income	18.5	3.2
Loss on early extinguishment of debt	(2.0)	—
Other items, net	(15.2)	(17.4)
Earnings before income taxes	610.8	619.0
Provision for income taxes	(118.0)	(242.3)
Equity in earnings (loss) of affiliated companies, net of tax	(3.0)	3.5
Minority interest, net of tax	—	(.1)
Net earnings from continuing operations	489.8	380.1
Net earnings from discontinued operations	291.9	373.7
Net earnings	$781.7	$753.8

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued) (Unaudited; Dollars in millions)

	Six Months Ended June 30, 2006
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$959.1	$(84.4)	$874.7
Radio	398.5	(16.3)	382.2
Outdoor	259.1	(106.7)	152.4
Publishing	16.4	(4.5)	11.9
Corporate expenses	(67.4)	(4.7)	(72.1)
Residual costs	(70.6)	—	(70.6)
Total	$1,495.1	$(216.6)	$1,278.5

	Six Months Ended June 30, 2005
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$959.5	$(83.8)	$875.7
Radio	477.7	(15.3)	462.4
Outdoor	204.2	(106.0)	98.2
Publishing	13.2	(4.4)	8.8
Corporate expenses	(45.7)	(5.3)	(51.0)
Residual costs	(59.3)	—	(59.3)
Total	$1,549.6	$(214.8)	$1,334.8

	Six Months Ended June 30,
	2006	2005
Total operating income before depreciation & amortization	$1,495.1	$1,549.6
Depreciation and amortization	(216.6)	(214.8)
Operating income	1,278.5	1,334.8
Interest expense	(285.1)	(350.9)
Interest income	31.1	6.2
Loss on early extinguishment of debt	(6.0)	—
Other items, net	(18.1)	21.6
Earnings before income taxes	1,000.4	1,011.7
Provision for income taxes	(279.2)	(405.7)
Equity in earnings of affiliated companies, net of tax	3.0	8.7
Minority interest, net of tax	.1	(.2)
Net earnings from continuing operations	724.3	614.5
Net earnings from discontinued operations	284.3	724.3
Net earnings	$1,008.6	$1,338.8

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net cash flow provided by operating activities	$689.7	$1,035.4	$1,337.5	$1,946.7
Less capital expenditures	66.9	83.1	113.2	123.3
Less operating cash flow of discontinued operations	76.6	414.8	33.0	711.0
Free cash flow	$546.2	$537.5	$1,191.3	$1,112.4

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

OIBDA Comparable Analysis

The following table presents a comparison of the Company’s segment OIBDA on an adjusted basis for the three and six months ended June 30, 2006 and 2005. The Company also provides a reconciliation of adjusted OIBDA to reported OIBDA included herein. The Company believes that adjusting its financial results for stock-based compensation expense and one-time items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended June 30,		Better/	Six Months Ended June 30,		Better/
	2006	2005	(Worse)%	2006	2005	(Worse)%
Total Company
OIBDA, as reported	$858.9	$916.4	(6)%	$1,495.1	$1,549.6	(4)%
Stock-based compensation expense	18.2	5.0	n/m	30.8	8.2	n/m
Separation adjustments	—	(5.2)	n/m	—	(10.4)	n/m
UPN shutdown costs	24.0	—	n/m	24.0	—	n/m
OIBDA, excluding stock-based compensation expense and UPN shutdown costs and including separation adjustments	$901.1	$916.2	(2)%	$1,549.9	$1,547.4	—%

Television
OIBDA, as reported	$535.4	$547.5	(2)%	$959.1	$959.5	—%
Stock-based compensation expense	8.5	2.1	n/m	14.3	3.4	n/m
UPN shutdown costs	24.0	—	n/m	24.0	—	n/m
OIBDA, excluding stock-based compensation expense and UPN shutdown costs	$567.9	$549.6	3%	$997.4	$962.9	4%

Radio
OIBDA, as reported	$227.9	$280.5	(19)%	$398.5	$477.7	(17)%
Stock-based compensation expense	3.4	.6	n/m	5.4	1.1	n/m
OIBDA, excluding stock-based compensation expense	$231.3	$281.1	(18)%	$403.9	$478.8	(16)%

Outdoor
OIBDA, as reported	$160.0	$134.9	19%	$259.1	$204.2	27%
Stock-based compensation expense	.9	.2	n/m	1.4	.3	n/m
OIBDA, excluding stock-based compensation expense	$160.9	$135.1	19%	$260.5	$204.5	27%

Publishing
OIBDA, as reported	$10.6	$9.9	7%	$16.4	$13.2	24%
Stock-based compensation expense	.5	.2	n/m	.8	.3	n/m
OIBDA, excluding stock-based compensation expense	$11.1	$10.1	10%	$17.2	$13.5	27%

Corporate Expenses
OIBDA, as reported	$(39.7)	$(26.8)	(48)%	$(67.4)	$(45.7)	(47)%
Stock-based compensation expense	4.9	1.9	n/m	8.9	3.1	n/m
Separation adjustments	—	(5.2)	n/m	—	(10.4)	n/m
OIBDA, excluding stock-based compensation expense and including separation adjustments	$(34.8)	$(30.1)	(16)%	$(58.5)	$(53.0)	(10)%

n/m — not meaningful

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2006 Adjusted

The following tables reconcile financial measures excluding stock-based compensation expense and one-time items to reported financial measures included herein.  The Company believes that adjusting its financial results for stock-based compensation expense and one-time items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended June 30, 2006
	2006 Reported	Stock-Based Compensation	One-Time Items(1)	2006 Adjusted
Revenues	$3,483.1	$—	$—	$3,483.1
OIBDA	858.9	18.2	24.0	901.1
Operating income	750.3	18.2	24.0	792.5
Interest expense	(140.8)	—	—	(140.8)
Interest income	18.5	—	—	18.5
Loss on early extinguishment of debt	(2.0)	—	—	(2.0)
Other items, net	(15.2)	—	—	(15.2)
Earnings before income taxes	610.8	18.2	24.0	653.0
Provision for income taxes	(118.0)	(7.3)	(138.5)	(263.8)
Equity in loss of affiliated companies, net of tax	(3.0)	—	—	(3.0)
Minority interest, net of tax	—	—	—	—
Net earnings from continuing operations	$489.8	$10.9	$(114.5)	$386.2

Diluted EPS from continuing operations	$.64	$.01	$(.15)	$.50
Diluted weighted average number of common shares outstanding	769.6	769.6	769.6	769.6

	Six Months Ended June 30, 2006
	2006 Reported	Stock-Based Compensation	One-Time Items(1)	2006 Adjusted
Revenues	$7,058.5	$—	$—	$7,058.5
OIBDA	1,495.1	30.8	24.0	1,549.9
Operating income	1,278.5	30.8	24.0	1,333.3
Interest expense	(285.1)	—	—	(285.1)
Interest income	31.1	—	—	31.1
Loss on early extinguishment of debt	(6.0)	—	—	(6.0)
Other items, net	(18.1)	—	—	(18.1)
Earnings before income taxes	1,000.4	30.8	24.0	1,055.2
Provision for income taxes	(279.2)	(12.3)	(138.5)	(430.0)
Equity in earnings of affiliated companies, net of tax	3.0	—	—	3.0
Minority interest, net of tax	.1	—	—	.1
Net earnings from continuing operations	$724.3	$18.5	$(114.5)	$628.3

Diluted EPS from continuing operations	$.94	$.02	$(.15)	$.82
Diluted weighted average number of common shares outstanding	768.2	768.2	768.2	768.2

(1)             Includes expenses of $24.0 million relating to the UPN shutdown and a one-time tax benefit of $129.0 million from the resolution of  income tax audits.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2005 Adjusted

The following tables reconcile adjusted financial measures to reported financial measures included herein.  The Company believes that adjusting its financial results for certain items provides investors with a clearer perspective on the current underlying financial performance of the Company.

	Three Months Ended June 30, 2005
	2005 Reported	Stock-Based Compensation	Separation Adjustments	2005 Adjusted
Revenues	$3,513.3	$—	$—	$3,513.3
OIBDA	916.4	5.0	(5.2)	916.2
Operating income (loss)	808.9	5.0	(5.2)	808.7
Interest expense	(175.7)	—	35.5	(140.2)
Interest income	3.2	—	—	3.2
Other items, net	(17.4)	—	—	(17.4)
Earnings before income taxes	619.0	5.0	30.3	654.3
Provision for income taxes	(242.3)	(2.0)	(12.1)	(256.4)
Equity in earnings of affiliated companies, net of tax	3.5	—	—	3.5
Minority interest, net of tax	(.1)	—	—	(.1)
Net earnings from continuing operations	$380.1	$3.0	$18.2	$401.3

Diluted EPS from continuing operations	$.47	$.00	$.02	$.50
Diluted weighted average number of common shares outstanding	804.5	804.5	804.5	804.5

	Six Months Ended June 30, 2005
	2005 Reported	Stock-Based Compensation	Net Gain on Investments	Separation Adjustments	2005 Adjusted
Revenues	$6,952.2	$—	$—	$—	$6,952.2
OIBDA	1,549.6	8.2	—	(10.4)	1,547.4
Operating income (loss)	1,334.8	8.2	—	(10.4)	1,332.6
Interest expense	(350.9)	—	—	70.9	(280.0)
Interest income	6.2	—	—	—	6.2
Other items, net	21.6	—	(38.1)	—	(16.5)
Earnings before income taxes	1,011.7	8.2	(38.1)	60.5	1,042.3
Provision for income taxes	(405.7)	(3.3)	15.2	(24.2)	(418.0)
Equity in earnings of affiliated companies, net of tax	8.7	—	—	—	8.7
Minority interest, net of tax	(.2)	—	—	—	(.2)
Net earnings from continuing operations	$614.5	$4.9	$(22.9)	$36.3	$632.8

Diluted EPS from continuing operations	$.76	$.01	$(.03)	$.04	$.78
Diluted weighted average number of common shares outstanding	811.1	811.1	811.1	811.1	811.1

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31, 2005
	2005 Reported (a)	Stock-Based Compensation	Impairment Charges	Separation Adjustments		2005 Adjusted
Revenues	$14,113.0	$—	$—	$—		$14,113.0
Operating income (loss)	(6,869.5)	17.6	9,484.4	(10.5	)(1)	2,622.0
Interest expense	(720.5)	—	—	175.7	(2)	(544.8)
Interest income	21.3	—	—	—		21.3
Other items, net	4.3	—	3.3	—		7.6
Earnings (loss) before income taxes	(7,564.4)	17.6	9,487.7	165.2		2,106.1
Provision for income taxes	(794.2)	(7.0)	(25.2)	(65.9	)(3)	(892.3)
Equity in earnings (loss) of affiliated companies, net of tax	(1.5)	—	20.7	—		19.2
Minority interest, net of tax	(.5)	—	—	—		(.5)
Net earnings (loss) from continuing operations	$(8,360.6)	$10.6	$9,483.2	$99.3		$1,232.5

Diluted EPS from continuing operations	$(10.59)	$.01	$12.01	$.13		$1.55
Diluted weighted average number of common shares outstanding	789.7	789.7	789.7	789.7		793.9

Separation adjustments include: (1) additional corporate expenses as a result of the separation; (2) interest savings from lower debt level resulting from the separation; (3) tax effect of adjustments

(a) The reported 2005 numbers exclude Paramount Parks which has been presented as a discontinued operation.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

The following tables set forth the Company’s revenues, OIBDA and operating income to reflect Paramount Parks as a discontinued operation for each of the three months ended March 31, June 30, September 30 and December 31, 2005 as well as the year ended December 31, 2005.

	Three Months Ended				Year Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	December 31, 2005
Revenues:
Television	$2,395.1	$2,284.2	$2,154.9	$2,491.0	$9,325.2
Radio	462.8	566.5	542.0	543.5	2,114.8
Outdoor	429.1	499.3	493.5	527.4	1,949.3
Publishing	158.7	174.7	193.2	237.1	763.7
Eliminations	(6.8)	(11.4)	(11.7)	(10.1)	(40.0)
Total Revenues	$3,438.9	$3,513.3	$3,371.9	$3,788.9	$14,113.0
OIBDA:
Television	$412.0	$547.5	$421.0	$(5,993.2)	$(4,612.7)
Radio	197.2	280.5	232.6	(2,832.3)	(2,122.0)
Outdoor	69.3	134.9	118.2	147.5	469.9
Publishing	3.3	9.9	25.3	36.1	74.6
Corporate expenses	(18.9)	(26.8)	(36.3)	(38.5)	(120.5)
Residual costs	(29.7)	(29.6)	(29.7)	(29.7)	(118.7)
Total OIBDA	$633.2	$916.4	$731.1	$(8,710.1)	$(6,429.4)
Operating Income (Loss):
Television	$370.2	$505.5	$376.0	$(6,043.2)	$(4,791.5)
Radio	189.5	272.9	225.2	(2,841.7)	(2,154.1)
Outdoor	16.5	81.7	65.9	96.4	260.5
Publishing	1.0	7.8	23.3	33.9	66.0
Corporate expenses	(21.6)	(29.4)	(38.5)	(42.2)	(131.7)
Residual costs	(29.7)	(29.6)	(29.7)	(29.7)	(118.7)
Total Operating Income (Loss)	$525.9	$808.9	$622.2	$(8,826.5)	$(6,869.5)
Total operating income before depreciation and amortization	$633.2	$916.4	$731.1	$(8,710.1)	$(6,429.4)
Depreciation and amortization	(107.3)	(107.5)	(108.9)	(116.4)	(440.1)
Operating income (loss)	525.9	808.9	622.2	(8,826.5)	(6,869.5)
Interest expense	(175.2)	(175.7)	(173.7)	(195.9)	(720.5)
Interest income	3.0	3.2	5.4	9.7	21.3
Other items, net	39.0	(17.4)	9.4	(26.7)	4.3
Earnings (loss) before income taxes	392.7	619.0	463.3	(9,039.4)	(7,564.4)
Provision for income taxes	(163.4)	(242.3)	(210.9)	(177.6)	(794.2)
Equity in earnings (loss) of affiliated companies, net of tax	5.2	3.5	4.6	(14.8)	(1.5)
Minority interest, net of tax	(.1)	(.1)	(.1)	(.2)	(.5)
Net earnings (loss) from continuing operations	234.4	380.1	256.9	(9,232.0)	(8,360.6)
Net earnings from discontinued operations	350.6	373.7	451.6	95.6	1,271.5
Net Earnings (Loss)	$585.0	$753.8	$708.5	$(9,136.4)	$(7,089.1)